UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 29, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2016, NovaBay Pharmaceuticals, Inc. (the “Company”) announced the departure of Roy Wu, Senior Vice President of Business Development. The separation of Mr. Wu was effective on February 29, 2016 at the close of business, Pacific Time (the “Separation Date”). In connection with his separation, the Company and Mr. Wu entered into a Separation Agreement (the “Separation Agreement”).

Pursuant to the terms of the Separation Agreement and subject to applicable law, Mr. Wu and the Company, on behalf of himself/itself and his/its heirs, administrators, executors, personal representatives, and assigns, completely release, waive and covenant not to sue any and all claims, complaints, causes of action, demands, suits, and damages of any kind or character, which either may have against the other, including his/its employees, agents, officers, directors, owners, shareholders, counsel, agents, predecessors, successors, subsidiaries, affiliates, assigns, and insurers, and the heirs, administrators, executors, successors, and assigns of each of the foregoing (the “Releasees”), arising out of any acts, omissions, statements, conduct, decisions, behavior or events occurring up through the Separation Date.

Mr. Wu also agrees not to disclose any information regarding the underlying facts leading up to the Separation Agreement, and to cooperate with the Company and its counsel in connection with any investigation, administrative or regulatory proceeding or litigation relating to any matter in which Mr. Wu was involved or of which Mr. Wu has knowledge as a result of his employment with the Company. Finally, Mr. Wu consents to non-disparagement restrictions regarding the Releasees.

In exchange for the foregoing, the Company agrees to pay Mr. Wu three (3) months base salary (“Severance Payments”). This amount of $62,100 will be payable in stock and in cash. The first two months will be paid in cash, and the last third of the severance amount will be paid in stock from the Company’s 2007 Omnibus Incentive Plan. The number of shares will be determined by dividing one-third (1/3) of the Severance Payment ($20,700) by the closing price of one share of Company common stock, as reported by the NYSE MKT on March 31, 2016. The shares shall be issued to Mr. Wu within 3 business days of such date.

Mr. Wu has seven days after signing the Separation Agreement to revoke it.

The foregoing description is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No. _____________	Description
10.1	Separation Agreement, dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
General Counsel

Dated: March 1, 2016